UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 2, 2004

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor Michigan	48106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 5.1

Item 5. Other Events.

On March 19, 2004 Aastrom Biosciences, Inc. (the “Company”) entered into an Engagement Agreement with Jesup & Lamont Securities Corporation relating to the offering of up to 11,244,615 shares of the Company’s common stock, (the “Offered Shares”), of warrants to purchase up to 3,373,385 shares of the Company’s common stock (the “Warrants”) and the issuance of up to 3,373,385 shares of the Company’s common stock that would be issued upon the exercise of the Warrants (the “Warrant Shares”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-108964). A copy of the Engagement Agreement is attached as Exhibit 1.1. The Company filed a base prospectus and a prospectus supplement relating to the issuance and the sale of the Offered Shares, the Warrants and the Warrant Shares with the Securities and Exchange Commission on September 19, 2003 and April 5, 2004 respectively. Attached as Exhibit 5.1 is the opinion of Dykema & Gossett PLLC relating to the legality of the issuance of the Offered Shares, the Warrants and the Warrant Shares.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description
1.1	Engagement Agreement dated March 19, 2004 by and between the Company and Jesup & Lamont Securities Corporation.
5.1	Opinion of Dykema & Gossett PLLC
23.1	Consent of Dykema & Gossett PLLC (included in its opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.
Date: April 2, 2004	By:	/s/ Alan M. Wright
Senior Vice President,
Administrative and Financial Operations, CFO

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Engagement Agreement dated March 19, 2004 by and between the Company and Jesup & Lamont Securities Corporation.
5.1	Opinion of Dykema & Gossett PLLC
23.1	Consent of Dykema & Gossett PLLC (included in its opinion filed as Exhibit 5.1)